Exhibit 10.1

SHARE EXCHANGE AGREEMENT

BETWEEN

GOLD UNION, INC. (the “Company”)

&

G.U. INTERNATIONAL LIMITED (“GUI”)

AND

KAO WEI-CHEN (aka KAO HSUAN-YING) (“Kao”)

TABLE OF CONTENTS

SHARE EXCHANGE AGREEMENT		1
WITNESSETH:		1
ARTICLE 1		1
Definitions		1

ARTICLE II		6
Transactions; Terms Of Share Exchange; Manner Of Exchange		6
2.1	Exchange Of Shares.	6
2.2	Time And Place Of Closing.	7
2.3	Effective Time.	7
2.4	Exchange Of Shares.	7
2.5	Legend On Securities.	7

ARTICLE III		8
Representations And Warranties Of The Company		8
3.1	Organization.	8
3.2	Authorization; Enforceability.	8
3.3	No Violation Or Conflict.	9
3.4	Consents Of Governmental Authorities And Others.	9
3.5	Conduct Of Business.	9
3.6	Litigation.	9
3.7	Brokers.	10
3.8	Compliance.	10
3.9	Charter, Bylaws And Corporate Records.	10
3.10	Subsidiaries.	10
3.11	Capitalization.	10
3.12	Rights, Warrants, Options.	10
3.13	Commission Filings And Financial Statements.	10
3.14	Absence Of Undisclosed Liabilities.	11
3.15	Real Property.	11
3.16	Benefit Plans And Agreements.	11
3.17	Taxes.	11
3.18	Environmental Matters.	12
3.19	Material Agreements.	13
3.20	Disclosure.	13

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ARTICLE IV		13
Representations And Warranties Of Kao		13
4.1	Organization.	13
4.2	Authorization; Enforceability.	13
4.3	No Violation Or Conflict.	14
4.4	Consents Of Governmental Authorities And Others.	14
4.5	Litigation.	14
4.6	Brokers.	14
4.7	Compliance.	14
4.8	Charter, Bylaws And Corporate Records.	14
4.9	Capitalization.	15
4.10	Subsidiaries.	15
4.11	Rights, Warrants, Options.	15
4.12	Conduct Of Business.	15
4.13	Taxes.	16
4.14	Environmental Matters.	16
4.15	Financial Statements.	17
4.16	Absence Of Undisclosed Liabilities.	17
4.17	Employment Agreements; Employee Benefit Plans And Employee Payments.	17
4.18	PPGCT Property.	18
4.19	Assets.	18
4.20	Disclosure.	18
4.21	Further Representation And Warranties

ARTICLE V		20
Additional Agreements		20
5.1	Survival Of The Representations And Warranties.	20
5.2	Investigation.	20
5.3	Kao’s Indemnification.	20
5.4	Limitations On Kao’s Indemnification From the Company.	20
5.5	The Company’s Indemnification.	20
5.6	Limitations On the Company’s Indemnification.	21
5.7	Indemnity Procedures.	21

ARTICLE VI		22
Closing; Deliveries; Conditions Precedent		22
6.1	Closing; Effective Date.	22
6.2	Deliveries.	22
6.3	Conditions Precedent To The Obligations Of Kao.	23
6.4	Conditions Precedent To The Obligations Of The Company.	24
6.5	Best Efforts.	25
6.6	Termination.	25
6.7	Shares Issuance and Registration Rights	25

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ARTICLE VII		26
Covenants		26
7.1	General Confidentiality.	26
7.2	Tax Treatment.	26
7.3	General.	26

ARTICLE VIII		27
Miscellaneous		27
8.1	Notices.	27
8.2	Entire Agreement; Incorporation.	27
8.3	Binding Effect.	28
8.4	Assignment.	28
8.5	Waiver And Amendment.	28
8.6	No Third Party Beneficiary.	28
8.7	Severability.	28
8.8	Expenses.	28
8.9	Headings.	29
8.10	Other Remedies; Injunctive Relief.	29
8.11	Counterparts.	29
8.12	Remedies Exclusive.	29
8.13	Governing Law.	29
8.14	Jurisdiction And Venue.	29
8.15	Participation Of Parties.	29
8.16	Further Assurances.	30
8.17	Publicity.	30
8.18	No Solicitation.	30

Exhibits

Exhibit A - Property Plan Layout

Schedules

Schedule 2.1 (a) - List Of PPGCT Investors & Their Respective Interests In the Sale Shares.

Schedule 2.1 (b) – Kao’s And The Respective PPGCT Investors’ Entitlements To The Number Of Shares Of The Company Common Stock Issuable For The Exchange.

Schedule 2.1 (c) – Signatures of The PPGCT Investors.

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SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (hereinafter referred to as “this Agreement”) dated as of the 28th day of August, 2014, entered into:

BETWEEN

GOLD UNION, INC., a Delaware corporation having its principal office at Shop 35A, Ground Floor, Hop Yick Commercial Centre Phase 1, 33 Hop Choi Street, Yuen Long, NT, Hong Kong, China (hereinafter referred to as “the Company”); and

G.U. INTERNATIONAL LIMITED (Company Number: 150871), a wholly owned subsidiary of the Company, incorporated in the Republic of Seychelles under the International Business Company Acts 1996 of the Republic of Seychelles, having its registered address at Second Floor, Capital City, Independence Avenue, P.O. Box 1008, Victoria, Mah~~e~~, Republic of Seychelles (hereinafter referred to as “GUI”);

AND

KAO WEI-CHEN (also known as KAO HSUAN-YING), holding Taiwan Citizen Identity (No. P 201459182), a citizen of Taiwan (Republic of China) having an address at L8-09 Wisma BU 8, No. 11 Lebuh Bandar Utama, Bandar Utama PJU 6, 47600 Petaling Jaya, Selangor, Malaysia (hereinafter referred to as “Kao”).

W I T N E S S E T H:

WHEREAS, Kao is a registered shareholder of Phnom Penh Golden Corridor Trading Co. Limited (Commercial Registration ID No.: Co. 1800KH/2013), a private limited company incorporated under the laws of the Kingdom of Cambodia having its head office at No.56AB Third Floor, Street 432, Sangkat Tuol Tompoung 1, Khan Chamkar Mon, Phnom Penh, Kingdom of Cambodia, and an address at No. 1EO, Street 211/138, Sangkat Veal Vong, Khan 7 Makara, Phnom Penh, Kingdom of Cambodia (hereinafter referred to as “PPGCT”), holding Four Hundred and Ninety shares of common stock of PPGCT, representing 49% of the issued and outstanding shares of common stock of PPGCT (hereinafter referred to as “PPGCT Common Stock”), on Kao’s own behalf and on behalf of certain individuals and corporations as listed in Schedule 2.1 (a) herein contained (hereinafter collectively referred to as “PPGCT Investors”).

WHEREAS, PPGCT presently owns the entire interest of three parcels of land situated at National Road 44, Phum Phkung, Chbarmorn Commune, Chbarmorn District, Kampong Speu Province, Kingdom of Cambodia, with title deed nos. 05020102-0045, 05020102-0550, and 05020103-0749, measuring in aggregate 172,510 square meters (m2), as evidenced in the Property Plan Layout attached as Exhibit A herein contained (hereinafter collectively referred to as the “PPGCT Property”);

WHEREAS, it was reported that the PPGCT Property has an estimated value of US Dollars Ten Million Three Hundred and Fifty Thousand and Six Hundred (USD10,350,600) as of April 8, 2014 by VTrust Appraisal Co. Ltd, a valuation company having valuation licenses from Ministry of Economy and Finance of Cambodia and Securities and Exchange Commission of Cambodia (hereinafter referred to as the “Property Valuation Report”);

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WHEREAS, the Company desires to acquire through GUI from Kao Four Hundred and Eighty (480) shares of the PPGCT Common Stock (representing 48% of the total issued and outstanding shares of the PPGCT Common Stock) currently held by Kao on Kao’s own behalf and on behalf of the PPGCT Investors (hereinafter referred to as the “Sale Shares”) for a total consideration of United States Dollars Five Million (USD 5,000,000) only (hereinafter referred to as the “Consideration”) to be satisfied by the issuance by the Company of 2,500,000,000 shares of the Company’s common stock in aggregate, valuing the shares of the Company’s common stock at USD 0.002 per share, to Kao and the PPGCT Investors (hereinafter referred to as the “Exchange”) on the terms and conditions set forth below;

WHEREAS, the Company and GUI accept the contemplated transaction herein and agree to the terms and conditions of this Agreement; and

WHEREAS, the parties herein desire the Exchange to be a tax-free exchange under the Internal Revenue Code.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

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“Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall mean the date that the Closing takes place.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission or SEC” shall mean the United States Securities and Exchange Commission.

“Company” shall mean GOLD UNION, INC., a Delaware corporation having its principal office at Shop 35A, Ground Floor, Hop Yick Commercial Centre Phase 1, 33 Hop Choi Street, Yuen Long, NT, Hong Kong, China

“Company Common Stock” shall mean the common stock of the Company at par value of USD0.0001 per share.

“Company Loss” shall have the meaning set forth in Section 5.5.

“Confidential Information” means any information concerning the businesses and affairs of PPGCT or the Company that is not already generally available to the public.

“Consideration” shall mean the consideration sum of Five Million United States Dollars (USD5,000,000) to be paid by the Company to Kao and the PPGCT Investors for the acquisition by the Company through GUI from Kao Four Hundred and Eighty (480) shares of the PPGCT Common Stock (representing 48% of the total issued and outstanding shares of the PPGCT Common Stock) held by Kao on Kao’s own behalf and on behalf of the PPGCT Investors.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Environmental Laws” shall have the meaning set forth in Section 3.18.

“Exchange” shall have the meaning set forth in the recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Documents” shall have the meaning set forth in Section 3.2.

“Financial Statements” shall mean PPGCT’s consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 2013 and for the quarter ended March 31, 2014 prepared in conformity with generally accepted accounting principles acceptable to the Company.

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“GAAP” shall mean United States generally accepted accounting principles.

“GUI” shall mean G.U. INTERNATIONAL LIMITED (Company No. 150871) having its registered address at Second Floor, Capital City, Independence Avenue, P.O. Box 1008, Victoria, Mah~~e~~, Republic of Seychelles, which is the wholly owned Subsidiary of the Company.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Indemnified Party” shall have the meaning set forth in Section 5.7.

“Indemnifying Party” shall have the meaning set forth in Section 5.7.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“Kao” shall mean KAO WEI-CHEN (also known as KAO HSUAN-YING), holding Taiwan Citizen Identity (No. P 201459182), a citizen of Taiwan (Republic of China) having an address at L8-09 Wisma BU 8, No. 11 Lebuh Bandar Utama, Bandar Utama PJU 6, 47600 Petaling Jaya, Selangor, Malaysia

“Kao Loss” shall have the meaning set forth in Section 5.3.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

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“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or PPGCT, as applicable.

“Periodic Reports” shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by the Company with the Commission as at the date of this Agreement.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“PPGCT” shall mean PHNOM PENH GOLDEN CORRIDOR TRADING CO. LTD., (Commercial Registration ID No.: Co. 1800KH/2013), a private limited company incorporated under the laws of the Kingdom of Cambodia having its head office at No.56AB Third Floor, Street 432, Sangkat Tuol Tompoung 1, Khan Chamkar Mon, Phnom Penh, Kingdom of Cambodia, and an address at No. 1EO, Street 211/138, Sangkat Veal Vong, Khan 7 Makara, Phnom Penh, Kingdom of Cambodia .

“PPGCT Certificates” shall have the meaning set forth in Section 2.4.

“PPGCT Common Stock” shall mean the common stock of PPGCT at par value of 4,000,000 Riels per share.

“PPGCT Investors” shall mean the corporations, entities and individuals listed in Schedule 2.1 (a) and shall have the meaning set forth in Section 2.1 (a).

“PPGCT Property” shall have the meaning set forth in the recitals.

“Property Valuation Report” shall have the meaning set forth in the recitals.

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“Riel” shall mean the legal currency of the Kingdom of Cambodia.

“Sale Shares” shall have the meaning set forth in the recitals

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Termination Date” shall have the meaning set forth in Section 6.6.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Exchange; Manner of Exchange

2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):

(a)             each PPGCT Investor listed on Schedule 2.1 (a) hereto is a beneficiary owner of certain percentage of the Sale Shares and the entitlements of Kao and the respective PPGCT Investors to the number of shares of the Company Common Stock for the Exchange are set-forth in Schedule 2.1 (b) hereto;

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(b)            the signatures beside respective names of the PPGCT Investors in Schedule 2.1 (c) hereto signify their individual acceptance of this transaction and the transfer of their ownership of their shares of the PPGCT Common Stock to GUI;

(c)             the Company shall issue to Kao and each of the PPGCT Investors an aggregate of 2,500,000,000 shares of Company Common Stock in the names and their respective entitlement to the number of shares of the Company Common Stock as set forth on Schedule 2.1 (b) hereto to fully satisfy the Consideration;

(d)            Kao agrees to deliver to the Company the original PPGCT Certificates evidencing the Sale Shares. Further, Kao agrees to provide appropriately executed transfer documents in favor of GUI, in order to effectively transfer to GUI the right, title and interest in and to the Sales Shares;

(e)             Kao agrees to deliver to the Company a copy of the Property Valuation Report certified by a director of PPGCT;

(f)             the Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Boards of Directors of the Company; and

(g)            the securities issued by the Company in connection with this Share Exchange Agreement are issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.

2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby as set forth in Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself) (the “Closing Date”). The Closing shall be held at the principal office of the Company, or at such other location or time as may be mutually agreed upon by the parties. The parties agree to take all necessary and prompt actions so as to complete the Closing on or before October 30, 2014 or at such other date as may be agreed to by the parties in writing.

2.3 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

2.4 Exchange of Shares. At the Closing, Kao shall surrender all the share certificates which represent in aggregate of Four Hundred and Eighty (480) shares of the PPGCT Common Stock (representing 48% of the total issued and outstanding shares of PPGCT Common Stock) immediately prior to the Closing Date (the “PPGCT Certificates”), and Kao and the respective PPGCT Investors shall at the Effective Time receive in exchange therefore their respective number of shares of the Company Common Stock as listed in Schedule 2.1 (b), representing in aggregate of 2,500,000,000 shares of the Company Common Stock.

2.5 Legend On Securities. Each certificate for the shares of the Company Common Stock to be issued to Kao or any of the PPGCT Investors as part of the Consideration shall bear substantially the following legend:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”), OR THE SECURITY LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERRED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM STATE SECURITIES LAWS. HEDGING TRANSACTION INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLAINCE WITH THE U.S. SECURITIES ACT”.

ARTICLE III
Representations and Warranties of the Company

In order to induce Kao (representing herself and the PPGCT Investors) to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to Kao.

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by Kao, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local) of the United States of America, or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Kao.

3.5 Conduct of Business. Since June 30, 2014, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company. Since January 6, 2014, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect; granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of USD100,000; (g) become subject to any guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

3.6 Litigation. There is no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.

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3.7 Brokers. The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

3.8 Compliance. To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties. To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

3.9 Charter, Bylaws and Corporate Records. Kao has been provided with true, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, (b) the Bylaws of the Company, as amended and in effect on the date hereof, and (c) the minute books of the Company (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of their incorporation to the date hereof which were memorialized in writing.

3.10 Subsidiaries. Other than GUI, the Company has no other Subsidiary.

3.11 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 3,000,000,000 shares of common stock, USD0.0001 par value per share, of which as of the date of this Agreement, 163,134,500 shares of the Company Common Stock are issued and outstanding. All shares of outstanding Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

3.12 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

3.13 Commission Filings and Financial Statements. All of the Periodic Reports and other filings required to be filed by the Company have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Periodic Reports of the Company: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present, and are true, correct and complete statements in all material respects of the Company’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

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3.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports and the financial statements of the Company included in the Periodic Reports, the Company does not have any Liabilities. The Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.

3.15 Real Property. The Company does not own any fee simple interest in real property. The Company does not lease, sublease, or have any other contractual interest in any real property.

3.16 Benefit Plans and Agreements. Except as disclosed in the Periodic Reports, the Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company.

3.17 Taxes.

(a)             Neither the Company nor any Person on behalf of or with respect to the Company has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of the Company with respect to any Tax matter is currently in force.

(b)            The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

(c)             No Tax Return concerning or relating to the Company or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified of any request for such an audit or other examination. To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.

(d)            The Company has never been included in any consolidated, combined, or unitary Tax Return.

(e)             The Company has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, or local law by reason of a change in accounting method initiated by the Company, and the Company has no Knowledge that the Internal Revenue Service (“IRS”) has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company or its operations.

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(f)             To the Knowledge of the Company, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(g)            The Company is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

(h)            The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

(i)              The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355 of the Code) in conjunction with this Agreement.

(j)              The Company has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

3.18 Environmental Matters. No real property used by the Company presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of the Company, the Company is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to the Company or its business as a result of any hazardous substance utilized by the Company in its businesses or otherwise placed at any of the facilities owned, leased or operated by the Company, or in which the Company has a contractual interest. The Company has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company with any Environmental Laws, and to the Knowledge of the Company, there is no Litigation pending or threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and to the Company’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

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3.19 Material Agreements. Except as disclosed in the Periodic Reports, the Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars (USD100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars (USD100,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Company Agreements”).

3.20 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to Kao pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Kao with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV
Representations and Warranties of Kao

In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Kao (on her own behalf and on behalf of the PPGCT Investors), makes the representations and warranties set forth below to the Company.

4.1 Organization. PPGCT is a private company duly organized, validly existing and in good standing under the laws of Kingdom of Cambodia. PPGCT is duly qualified to transact business in the Kingdom of Cambodia where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on PPGCT.

4.2 Authorization; Enforceability. Kao has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by Kao pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of Kao and the PPGCT Investors, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

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4.3 No Violation or Conflict. To the Knowledge of Kao, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by Kao, and the consummation by Kao of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation of the Kingdom of Cambodia, or any writ, order or decree of any court or governmental or regulatory authority, or any provision of PPGCT’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of PPGCT pursuant to any instrument or agreement to which PPGCT is a party or by which PPGCT or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Consents of Governmental Authorities and Others. Kao has not obtained any consent in connection with the provisions of the laws of the Kingdom of Cambodia. No consent, approval or authorization of, or registration, qualification or filing with governmental or regulatory authority, or any other Person, is required to be made by Kao in connection with the execution, delivery or performance of this Agreement by Kao or the consummation by her of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.

4.5 Litigation. To the Knowledge of Kao, there is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting PPGCT (as plaintiff or defendant) or (b) against PPGCT relating to PPGCT Common Stock or the transactions contemplated by this Agreement.

4.6 Brokers. Kao has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

4.7 Compliance. To the Knowledge of Kao, PPGCT is in compliance with all ordinances, regulations, judgments, rulings, orders and other requirements imposed by the government of the Kingdom of Cambodia applicable to PPGCT and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on PPGCT. To the Knowledge of Kao, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.8 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the memorandum and articles of association of PPGCT, as amended and in effect on the date hereof and (b) the minute book of PPGCT (containing all corporate proceedings from the date of incorporation). Such minute book contains accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of PPGCT from the date of its incorporation to the date hereof which were memorialized in writing.

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4.9 Capitalization. As of the date of this Agreement, the authorized capital stock of PPGCT is 4,000,000,000 Riels consisting of One Thousand (1,000) shares of PPGCT Common Stock at 4,000,000 Riels per share. PPGCT has issued and outstanding One Thousand (1,000) shares of PPGCT Common Stock at 4,000,000 Riels each. The issued and outstanding shares of PPGCT Common Stock constitute one hundred percent (100%) of the issued and outstanding capital stock of PPGCT. All of the outstanding shares of PPGCT Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of PPGCT.

4.10 Subsidiaries. To the Knowledge of Kao, PPGCT has no Subsidiary.

4.11 Rights, Warrants, Options. To the Knowledge of Kao, there are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of PPGCT; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of PPGCT; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by PPGCT of any capital stock or other equity interests of PPGCT, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

4.12 Conduct of Business. To the Knowledge of Kao, since June 30, 2014, PPGCT has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of PPGCT. To the Knowledge of Kao, since August 13, 2013, PPGCT has not (a) amended its memorandum and articles of association; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of USD100,000; (g) become subject to any guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on PPGCT.

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4.13 Taxes. To the Knowledge of Kao:

(a)            all Taxes payable by PPGCT (if any) have been fully and timely paid or are fully provided for;

(b)           neither PPGCT nor any Person on behalf of or with respect to PPGCT has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of PPGCT with respect to any Tax matter is currently in force;

(c)            PPGCT is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and PPGCT has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax;

(d)            no Tax Return concerning or relating to PPGCT or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and PPGCT has not been notified of any request for such an audit or other examination. To the Knowledge of Kao, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to PPGCT or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction;

(e)            PPGCT has never been included in any consolidated, combined, or unitary Tax Return; and

(f)             PPGCT has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

4.14  Environmental Matters. To the Knowledge of Kao, (a) no real property used by PPGCT presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws; (b) PPGCT is in compliance with all Environmental Laws applicable to PPGCT or its business as a result of any hazardous substance utilized by PPGCT in its business or otherwise placed at any of the facilities owned, leased or operated by PPGCT, or in which PPGCT has a contractual interest; (c) PPGCT has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by PPGCT with any Environmental Laws; and (d) there is no Litigation pending or threatened against PPGCT with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis for the institution of any such Litigation.

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4.15  Financial Statements. To the Knowledge of Kao, the Financial Statements (a) have been prepared in accordance with the books of account and records of PPGCT; (b) fairly present, and are true, correct and complete statements in all material respects of PPGCT’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with generally accepted accounting principles acceptable to the Company consistently applied with prior periods.

4.16 Absence of Undisclosed Liabilities. To the Knowledge of Kao, other than as disclosed in the Financial Statements, PPGCT does not have any Liabilities. Kao does not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of PPGCT.

4.17 Employment Agreements; Employee Benefit Plans and Employee Payments. To the Knowledge of Kao, PPGCT is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which PPGCT currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of PPGCT (collectively, “Benefit Plans”).

4.18 PPGCT Property. To the Knowledge of Kao:

(a)            PPGCT is the rightful owner of the PPGCT Property;

(b)           PPGCT has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of third parties in the PPGCT Property, and has not received any charge, complaint, claim, demand, or notice from any third party alleging any such interference, infringement, misappropriation, or violation (including any claim that PPGCT must license or refrain from using the PPGCT Property) of its rights to the PPGCT Property, and no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of PPGCT’s rights to the PPGCT Property;

(c)           PPGCT has not granted any license, agreement, or other permission to any third party with respect to any part of the PPGCT Property;

(d)           with respect to each parcel of land of the PPGCT Property, PPGCT possesses all right, title, and interest in and to the PPGCT Property free and clear of any security interest, license or other encumbrance;

(e)           the PPGCT Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

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(f)            no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the PPGCT Property; and

(g)           PPGCT has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the PPGCT Property.

4.19 Assets & Liabilities. To the Knowledge of Kao, PPGCT has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by PPGCT or acquired after the date thereof which are, individually or in the aggregate, material to PPGCT’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

4.20 Disclosure. No representation or warranty of Kao contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Kao to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of PPGCT and the value of the properties or the ownership of PPGCT.

4.21 Further Representations and Warranties. Kao and the PPGCT Investors (by their respective signings on Schedule 2.1 (c) herein) further hereby represent and warrant to the Company that:

a.           They understand that the shares of the Company Common Stock to be issued to them pursuant to this Agreement HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY;

b.           They are not an underwriter and would be acquiring the shares of Company Common Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

c.           They are not a person in the United States of America and at the time the buy order was originated, were outside the United States of America and are not a citizen of the United States (a “U.S. person”) as that term is defined in Regulation S of the Securities Act of 1933 and was not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933;

d.           They understand the speculative nature and risks of investments associated with the Company, and confirm that the acquisition of the shares of Company Common Stock would be suitable and consistent with their investment program and that their financial position enables him or her to bear the risks of this investment;

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e.           To the extent that any federal, and/or state securities laws shall require, they hereby agree that any securities acquired pursuant to this Agreement shall be without preference as to assets;

f.          The certificate for shares of Company Common stock will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S;

g.           They have had the opportunity to ask questions of the Company and have received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, they acknowledges receipt of: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all documents and reports filed with the Commission; and, (4) an opportunity to question the appropriate executive officers or partners;

h.           They have satisfied the suitability standards and securities laws imposed by the government of the respective country he or she resides;

i.            They have adequate means of providing for their current needs and personal contingencies and have no need to sell the shares of Company Common Stock acquired in the foreseeable future (that is at the time of the investment, they can afford to hold the investment for an indefinite period of time);

j.            They have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, are capable of reading and interpreting financial statements. Further, they are “sophisticated investors” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission;

k.           The offer and sale of the shares of Company Common Stock referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S;

l.            They are not a U. S. person within the meaning of Regulation S and are not acquiring the Shares for the account or benefit of any U. S. person;

m.           They hereby agree not to engage in any hedging transactions involving the securities described herein unless in compliance with the Act and Regulation S promulgated thereunder; and

n.           They agree to resell such shares of Company Common Stock only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration.

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ARTICLE V
Additional Agreements

5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of twenty-four (24) months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

5.3 Kao’s Indemnification. The Company agrees to indemnify and hold harmless Kao from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Kao Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.4 Limitations on Kao’s Indemnification from the Company. Notwithstanding anything contained herein to the contrary, Kao shall not be entitled to indemnification from the Company for a Kao Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all Kao Losses under Section 5.3 shall have exceeded USD5,000, in which event Kao shall be entitled to such indemnification from the Company for all of the Kao Losses that exceed USD5,000; provided, that the amount of any Kao Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by Kao under insurance policies (if any) with respect to such Kao Loss from the Company. Kao shall in a timely fashion submit a claim to its insurance carrier with respect to any Kao Loss from the Company for which the Company is obligated to provide indemnification to Kao hereunder. Indemnification from the Company shall be limited to USD100,000.

5.5 The Company’s Indemnification. Kao agrees to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by Kao of any covenant or agreement made by Kao in this Agreement; (b) any breach of any representation or warranty made by Kao in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

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5.6 Limitations on the Company’s Indemnification. Notwithstanding anything contained herein to the contrary, the Company shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded USD5,000, in which event the Company shall be entitled to such indemnification from Kao for all Company Losses that exceeds USD5,000; provided, that the amount of any Company Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Company under insurance policies (if any) with respect to such Company Loss. The Company shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Losses for which Kao is obligated to provide indemnification to the Company hereunder. Indemnification from Kao shall be limited to USD100,000.

5.7 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

(a)           An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b)           The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

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(c)           The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2 Deliveries

(a)	At Closing, the Company shall deliver the following documents to Kao:

(i)           a certificate, dated the Closing Date, signed by a director of GUI setting forth that authorizing resolutions were adopted by all the directors of GUI approving the acquisition of the Sale Shares by GUI from Kao and the Consideration to be satisfied by the issuance by the Company of 2,500,000,000 shares of the Company Common Stock in aggregate to Kao and the PPGCT Investors and the Exchange under the terms and conditions of this Agreement.

(ii)          certificates, dated the Closing Date, signed by a director of the Company setting forth that authorizing resolutions were adopted by the Company’s Board of Directors approving the acquisition of the Sale Shares by GUI, the Consideration to be satisfied by the issuance by the Company of 2,500,000,000 shares of the Company Common Stock in aggregate to Kao and the PPGCT Investors, the Exchange under the terms and conditions of this Agreement, the authorization to the Company’s transfer agent to issue the shares of the Company Stock to Kao and each of the PPGCT Investors in accordance to the details as listed in Schedule 2.1 (b) (the aggregate of which representing the Consideration) and the other documents contemplated hereby and the transactions contemplated hereby and thereby; and

(iii)         the certificate referred to in Section 6.3(d).

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(b)          At Closing, Kao shall deliver the following documents to the Company:

(i)          the PPGCT Certificates representing all of the Sale Shares (i.e. 48% of the issued and outstanding shares of PPGCT Common Stock);

(ii)         a certificate from a director or the company secretary of PPGCT, as of a recent date, as to the good standing of PPGCT and certifying its Memorandum and Articles of Association;

(iii)        certificates, dated the Closing Date, Signed by a director of PPGCT setting forth that authorizing resolutions were adopted by PPGCT’s Board of Directors approving the transfer of all the Sale Shares to GUI and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(iv)        the Financial Statements;

(v)         a copy of the Property Valuation Report certified by a director of PPGCT; and

(vi)        the certificates referred to in Section 6.4(d).

6.3 Conditions Precedent to the Obligations of Kao. Each and every obligation to consummate the transactions described in this Agreement and any and all liability of Kao to the Company shall be subject to the following conditions precedent:

(a)           Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b)           Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)           No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company between the date of execution of this Agreement and the Closing Date.

(d)           The Company’s Certificate. The Company shall have delivered to Kao a certificate dated the Closing Date and signed by a director of the Company, certifying that the conditions specified in Sections 6.3(a), (b) and (c) above have been fulfilled.

(e)           Consents. The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

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6.4 Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to Kao and the PPGCT Investors shall be subject to the fulfillment of the following conditions precedent:

(a)           Representations and Warranties True. Each of the representations and warranties of Kao contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b)           Performance. Kao shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)           No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of PPGCT between the date of execution of this Agreement and the Closing Date.

(d)           Kao’s Certificates. Kao shall have delivered a certificate addressed to the Company, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

(e)           Consents. Kao shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement of PPGCT.

(f)            Due Diligence Review. The Company shall have completed within thirty (30) days from the date of this Agreement of its due diligence investigation of PPGCT to its satisfaction.

(g)           Consolidated Financial Statements. Kao shall have delivered to the Company PPGCT’s consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended June 30, 2014. The financial statements described above in this Section 6.4(g) shall: (a) have been prepared in accordance with the books of account and records of PPGCT; (b) fairly present, and are true, correct and complete statements in all material respects of PPGCT’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with accounting principles acceptable to the Company consistently applied with prior periods.

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6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (a) at any time prior to the occurrence of the Closing by the mutual consent of the parties hereto; (b) by Kao or by the Company, if the Closing has not occurred on or prior to October 30, 2014 or such other date as may be agreed to by the parties hereto (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (c) by Kao at any time at or prior to Closing in her sole discretion if (i) any of the representations or warranties of the Company in this Agreement are not in all material respects true, accurate and complete or if the Company breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within fourteen (14) days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the Company’s obligations to conduct the Closing have not been satisfied by the date required thereof; or (d) by the Company at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of Kao in this Agreement are not in all material respects true, accurate and complete or if Kao breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within fourteen (14) days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to Kao’s obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective indemnification obligations of the parties under Article V shall survive the termination of this Agreement.

6.7 Shares Issuance and Registration Rights.

(a)           Shares Issuance. Within Thirty (30) days after the Closing Date, the Company shall take all necessary steps to issue and deliver to Kao the share certificates evidencing in aggregate 2,500,000,000 shares of the Company Common Stock in the names of Kao and the respective PPGCT Investors for the respective number of shares entitled as listed in Schedule 2.1 (b).

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(b)           Demand Rights. Within Ninety (90) days from the Closing Date, the Company shall take all necessary steps to prepare and file, if required by law and/or regulations of SEC, a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company which are to be issued as a consequence of this Agreement. The Company will use all efforts to promptly follow up with the SEC and to ensure that expeditious responses are given to any SEC enquiries relating to the best efforts to effect the registration of 100% of such shares of the Company Common Stock then owned by Kao and each respective PPGCT Investor and as requested by Kao and each PPGCT Investor to be included in such registration statement, all to the extent required to permit the sale or other disposition by Kao and such PPGCT Investor of such shares. The Company will notify Kao and each PPGCT Investor of the date of effectiveness of any registration statement in which such Company Common Stock is registered.

(c)           Expenses. All expenses incurred by the Company in connection with the issuance of the shares of the Company Common Stock and the registration of such securities pursuant to this Section 6.7 shall be borne by the Company.

ARTICLE VII

Covenants

7.1 General Confidentiality. Each of the parties hereto will treat and hold as such all of the Confidential Information of the other party, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that party will notify the affected party promptly of the request or requirement so that the affected party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use its commercially reasonable efforts to obtain, at the request of the affected party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

7.2 Tax Treatment. Neither the Company nor Kao will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

7.3 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article V).

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ARTICLE VIII

Miscellaneous

8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company
and/or GUI:	Gold Union, Inc. (or G.U. International Limited)
Shop 35A, Ground Floor,
Hop Yick Commercial Centre Phase 1,
33 Hop Choi Street, Yuen Long, NT,
Hong Kong, China

Attn: Vincent Kim, Director

If to Kao:	Kao Wei-Chen
L8-09 Wisma BU 8,
No. 11 Lebuh Bandar Utama,
Bandar Utama PJU 6,
47600 Petaling Jaya,
Selangor, Malaysia.

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

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8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

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8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to the choice of law principles thereof.

8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Delaware. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Delaware by virtue of a failure to perform an act required to be performed in the State of Delaware and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Delaware for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Delaware, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Delaware has been brought in an inconvenient forum.

8.15 Participation of Parties. The parties hereby agree that they have consulted their respective counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the Sale Shares to GUI or the issuance of the shares of Company Common Stock to Kao and the PPGCT Investors for the Consideration, as the case may be, free and clear of any liens or encumbrances.

8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both the Company and Kao as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules of the United States of America.

8.18 No Solicitation. Neither Kao nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving PPGCT or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. Kao and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

GOLD UNION, INC. (“The Company”)	Witnessed By:

By: /s/ Supachai Sae-Chua
Supachai Sae-Chua	Name:
Chief Executive Officer,	Passport/ID No.:
Chief Financial Officer and Director	(Country:)

G.U. INTERNATIONAL LIMITED (“GUI”)	Witnessed By:

By: /s/ Supachai Sae-Chua
Supachai Sae-Chua	Name:
Director	Passport/ID No.:
(Country:)

KAO WEI-CHEN (aka KAO HSUAN-YING) (“Kao”)	Witnessed By:

By: /s/ Kao Wei-Chen
Kao Wei-Chen (aka Kao Hsuan-Ying)	Name:
Identity No.: P 201459182	Passport/ID No.:
(Taiwan)	(Country:)

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EXHIBIT A

Property Plan Layout

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SCHEDULE 2.1 (a)

List Of PPGCT Investors And Their Respective Interests In The Sale Shares

Name Of PPGCT Investor	Citizenship	Address	Percentage Of Interest In The Sale Shares
CHOU PEI-CHI	Taiwan	264 Bangbon 1 Road., Bangbon District, Bangbon Sec., Bangkok, 10510 Thailand.	10.0%
CHAIMONGKOL FOYFON	Thailand	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	5.0%
CHOU PEI-YING	Taiwan	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok ,10520 Thailand.	10.0%
SONESITTICHOKE, PARAMEE	Thailand	264 Bangbon 1 Road., Bangbon district, Bangbon Sec., Bangkok, 10510 Thailand.	5.0%
CHOU FENG-KAI	Taiwan	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	10.0%
KRITTAKORN WONGYAI	Thailand	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	5.0%
Ng YI-MI	Malaysia	K5D, Tiara Damansara, 33, Jalan 17/1, 46400 Petaling Jaya, Selangor Darul Ehsan, Malaysia.	5.0%
LOW SWEE BENG	Malaysia	No. 2, Jalan PJU 7/11, Mutiara Damansara, 47800 Petaling Jaya, Selangor Darul Eshan, Malaysia.	5.0%
LEW CHUEN CHEAH	Singapore	Block 421 Clementi Ave 1, #24-377 Singapore 120421.	4.0%

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CHAN HOE TIAN DARREN	Singapore	Block 558 Jurong West St42 #12-445 Singapore 640558.	4.0%
ONG JUN KAI	Singapore	50 Westwood Ave, Singapore 648725.	4.0%
OWYONG WEI HENG ALFRED	Singapore	Block 484 Jurong West Ave, 1 #10-111 Singapore 640484.	4.0%
YEO CHEE MING	Singapore	Block 330 Jurong East Ave 1, #08-1700, Singapore 600303.	4.0%
YE YUN ON	Singapore	Block 685A Chao Chu Kang Crescen, #12-284, Singapore 681685.	4.0%
TAN WEI LIANG LESLIE	Singapore	Block 286 Choa Chu Kang Ave 3, #11-322, Singapore 680286.	4.0%
ONG ZHIWEI DESMOND	Singapore	46 Westwood Avenue, Singapore 648723.	4.0%
FOO WEN TEH VINCENT	Singapore	Block 224 Jurong East Street 21, #11-813 Singapore 600224.	4.0%
TAN POH GUIN	Singapore	Block 52 Lengkok Bahru #06-301, Singapore 150052.	4.0%
Total 18 Individuals			95.0%

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SCHEDULE 2.1 (b)

Kao’s And The Respective PPGCT Investors’ Entitlements To The Number Of Shares Of The Company Common Stock Issuable For The Exchange

Name	Address	Entitlement to the Number of Shares of the Company Common Stock
KAO WEI-CHEN (aka KAO HSUAN-YING)	L8-09 Wisma BU 8, No.11, Lebuh Bandar Utama, Bandar Utama PJU 6, 47600 Petaling Jaya, Selangor Darul Ehsan, Malaysia.	125,000,000
CHOU PEI-CHI	264 Bangbon 1 Road, Bangbon District, Bangbon Sec., Bangkok, 10510 Thailand.	250,000,000
CHAIMONGKOL FOYFON	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	125,000,000
CHOU PEI-YING	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	250,000,000
SONESITTICHOKE, PARAMEE	264 Bangbon 1 Road, Bangbon District, Bangbon Sec., Bangkok, 10510 Thailand.	125,000,000
CHOU FENG-KAI	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	250,000,000
KRITTAKORN WONGYAI	98/49 Town Plus Onnut-Ladkrabang, Ladkrabang 20/1, Ladkrabang District, Bangkok, 10520 Thailand.	125,000,000
Ng YI-MI	K5D, Tiara Damansara, 33, Jalan 17/1, 46400 Petaling Jaya, Selangor Darul Ehsan, Malaysia.	125,000,000

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LOW SWEE BENG	No. 2, Jalan PJU 7/11, Mutiara Damansara, 47800 Petaling Jaya, Selangor Darul Ehsan, Malaysia.	125,000,000
LEW CHUEN CHEAH	Block 421 Clementi Ave 1, #24-377 Singapore 120421.	100,000,000
CHAN HOE TIAN DARREN	Block 558 Jurong West St42 #12-445 Singapore 640558.	100,000,000
ONG JUN KAI	50 Westwood Ave, Singapore 648725.	100,000,000
OWYONG WEI HENG ALFRED	Block 484 Jurong West Ave, 1 #10-111 Singapore 640484.	100,000,000
YEO CHEE MING	Block 330 Jurong East Ave 1, #08-1700, Singapore 600303.	100,000,000
YE YUN ON	Block 685A Chao Chu Kang Crescen, #12-284, Singapore 681685.	100,000,000
TAN WEI LIANG LESLIE	Block 286 Choa Chu Kang Ave 3, #11-322, Singapore 680286.	100,000,000
ONG ZHIWEI DESMOND	46 Westwood Avenue, Singapore 648723.	100,000,000
FOO WEN TEH VINCENT	Block 224 Jurong East Street 21, #11-813 Singapore 600224.	100,000,000
TAN POH GUIN	Block 52 Lengkok Bahru #06-301, Singapore 150052.	100,000,000
Total 19 Individuals		2,500,000,000

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SCHEDULE 2.1 (c)

Signatures of the PPGCT Investors

Name Of PPGCT Investor	Signature

CHOU PEI-CHI	/s/	CHOU PEI-CHI

CHAIMONGKOL FOYFON	/s/	CHAIMONGKOL FOYFON

CHOU PEI-YING	/s/	CHOU PEI-YING

SONESITTICHOKE, PARAMEE	/s/	SONESITTICHOKE, PARAMEE

CHOU FENG-KAI	/s/	CHOU FENG-KAI

KRITTAKORN WONGYAI	/s/	KRITTAKORN WONGYAI

Ng YI-MI	/s/	Ng YI-MI

LOW SWEE BENG	/s/	LOW SWEE BENG

LEW CHUEN CHEAH	/s/	LEW CHUEN CHEAH

CHAN HOE TIAN DARREN	/s/	CHAN HOE TIAN DARREN

ONG JUN KAI	/s/	ONG JUN KAI

OWYONG WEI HENG ALFRED	/s/	OWYONG WEI HENG ALFRED

YEO CHEE MING	/s/	YEO CHEE MING

YE YUN ON	/s/	YE YUN ON

TAN WEI LIANG LESLIE	/s/	TAN WEI LIANG LESLIE

ONG ZHIWEI DESMOND	/s/	ONG ZHIWEI DESMOND

FOO WEN TEH VINCENT	/s/	FOO WEN TEH VINCENT

TAN POH GUIN	/s/	TAN POH GUIN

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